                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                     CONSOLIDATED BALANCE SHEETS (000's) (A)

                                   (UNAUDITED)

                                               June 30,
ASSETS                                            2000           Adjustments          Pro Formed
                                             ---------------    ---------------    -----------------
Utility Plant (at cost):
  Electric                                          $57,063                                 $57,063
  Gas                                                35,273                                  35,273
  Common                                              5,397                                   5,397
  Construction Work in Progress                       1,479             11,372 (E)           12,851
                                             ---------------    ---------------    -----------------
     Utility Plant                                   99,212             11,372              110,584
     Less: Accumulated Depreciation                  26,244                                  26,244
                                             ---------------    ---------------    -----------------
        Net Utility Plant                            72,968             11,372               84,340
                                             ---------------    ---------------    -----------------

Other Property and Investments                           18                                      18
                                             ---------------    ---------------    -----------------


Current Assets:
  Cash                                                  333                                     333
  Accounts Receivable                                 8,753                                   8,753
  Materials and Supplies (at average cost)            1,450                                   1,450
  Prepayments                                           566                                     566
  Accrued Revenue                                    (1,516)                                 (1,516)
                                             ---------------    ---------------    -----------------
    Total Current Assets                              9,586                                   9,586


Noncurrent Assets

  Regulatory Assets                                 139,799                                 139,799
  Unamortized Debt Expense                              379                                     379
  Prepaid Pension Costs                               3,319                                   3,319
  Other                                              15,806                                  15,806
                                             ---------------    ---------------    -----------------
    Total Noncurrent Assets                         159,303                                 159,303


                                             ---------------    ---------------    -----------------
    TOTAL                                          $241,875            $11,372             $253,247
                                             ===============    ===============    =================


       (The accompanying Notes are an integral part of these statements.)

                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                     CONSOLIDATED BALANCE SHEETS (000's) (A)

                                   (UNAUDITED)

                                                June 30,
CAPITALIZATION AND LIABILITIES                    2000           Adjustments          Pro Formed
                                             ---------------    ---------------    -----------------
Capitalization:
  Common Stock Equity                                40,262               (232)(D)           40,030
  Preferred Stock, Redeemable                         2,272                                   2,272
  Long-term Debt, Less Current Portion               40,000                                  40,000
                                             ---------------    ---------------    -----------------
         Total Capitalization                        82,534               (232)              82,302


Current Liabilities:
  Long-term Debt, Current Portion                     3,000                                   3,000
  Capitalized Lease Obligations                         193                                     193
  Short-Term Debt                                     8,628             11,372 (F)           20,000
  Accounts Payable                                    3,869                                   3,869
  Due to Affiliate                                      783                                     783
  Dividends Declared and Payable                      1,058                                   1,058
  Refundable Customer Deposits                          258                                     258
  Taxes Payable                                         249               (142)(B)              107
  Interest Payable                                      769                374 (C)            1,143
  Other Current Liabilities                             527                                     527
                                             ---------------    ---------------    -----------------
         Total Current Liabilities                   19,334             11,604               30,938


Deferred Income Taxes                                29,821                                  29,821
                                             ---------------    ---------------    -----------------

Noncurrent Liabilities:
Power Supply Contract Obligations                   101,763                                 101,763
Capitalized Lease Obligations                         2,062                                   2,062
Other Noncurrent Liabilities                          6,361                                   6,361
                                             ---------------    ---------------    -----------------
         Total Noncurrent Liabilities               110,186                                 110,186

                                             ---------------    ---------------    -----------------
         TOTAL                                     $241,875            $11,372             $253,247
                                             ===============    ===============    =================


       (The accompanying Notes are an integral part of these statements.)

                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                 CONSOLIDATED STATEMENTS OF EARNINGS (000's) (A)

                                   (UNAUDITED)

                                             Six Months Ended
                                                June 30,
                                                  2000           Adjustments          Pro Formed
                                             ---------------    ---------------    -----------------
Operating Revenues:
  Electric                                          $27,262                                 $27,262
  Gas                                                11,425                                  11,425
                                             ---------------    ---------------    -----------------
    Total Operating Revenues                         38,687                                  38,687
                                             ---------------    ---------------    -----------------

Operating Expenses:
  Fuel and Purchased Power                           15,503                                  15,503
  Gas Purchased for Resale                            6,308                                   6,308
  Operating Expenses, Other                           6,049                                   6,049
  Maintenance                                           800                                     800
  Depreciation and Amortization                       3,244                                   3,244
  Provisions for Taxes:
    Federal and State Income                            630               (142)(B)              488
    Local Property and Other                          1,576                                   1,576
                                             ---------------    ---------------    -----------------
      Total Operating Expenses                       34,110               (142)              33,968
                                             ---------------    ---------------    -----------------

Operating Income                                      4,577                142                4,719

Non-operating Expense                                    89                                      89
                                             ---------------    ---------------    -----------------

Income Before Interest Expense                        4,488                142                4,630

  Interest Expense, Net                               1,645                374 (C)            2,019
                                             ---------------    ---------------    -----------------

Net Income                                            2,843              ($232)(D)            2,611
Less Dividends on Preferred Stock                        79                                      79
                                             ---------------    ---------------    -----------------

Net Income Applicable to Common Stock                $2,764              ($232)              $2,532
                                             ===============    ===============    =================


       (The accompanying Notes are an integral part of these statements.)

                    FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

                     Notes to Pro Forma Financial Statements

(A) These statements have been pro formed to reflect an increase in Short-Term Debt to the recently authorized borrowing limit and the corresponding impact on expenses and Net Income.

(B) The reduction in taxes reflect the rise in interest expense which reduced income for tax purposes.

(C) The cost of this increase in Short-Term Debt is reflected in higher interest costs for the six months period.

(D) Lower Net Income and Common Equity (e. g. Retained Earnings) reflects the impact of higher interest expense.

(E)  Assumes all borrowings are made to fund additions to Utility Plant.

(F) Reflects the incremental increase in Short-Term debt to reach the borrowing limit.